                                                                    Exhibit 10.5


                               PURCHASE AGREEMENT


              PURCHASE AGREEMENT, dated as of June 30, 1999 (the "Agreement"), by and among W.P. STEWART & CO., LTD., a Bermuda company ("WPS Ltd."), BOWEN ASIA LIMITED, a British Virgin Islands corporation ("Bowen"), CHARLES G.R. TARGET, an individual residing in Hong Kong ("Target), and LISA M. STEWART ("Stewart"), an individual residing in Hong Kong, NAOKO TAKEMURA, an individual residing in Hong Kong ("Takemura"), and CELINA LIN an individual residing in Hong Kong ("Lin") (Target, Stewart, Takemura and Lin, and any other individual who may acquire ordinary shares in Bowen, are collectively referred to herein as the Bowen Shareholders").

              WHEREAS, WPS Ltd. has purchased ordinary shares and cumulative preference shares constituting, in the aggregate, 7.6% of the issued and outstanding capital stock of Bowen from certain former outside non-partner shareholders of Bowen (the "Outside Shareholders") for an amount agreed between WPS Ltd. and such Outside Shareholders (the total amount paid by WPS Ltd. to the Outside Shareholders for all of such ordinary shares divided by the total number of ordinary shares so purchased shall be referred to herein as the "Third Party Price");

              WHEREAS, Takemura and Lin have increased their ownership of Bowen to 5% through share transfers from Target and Stewart;

              WHEREAS, Bowen and the Bowen Shareholders, on the one hand, and WPS Ltd. and the other hand, desire to more closely affiliate their businesses;

              WHEREAS, WPS Ltd. wishes to increase its total investment in Bowen from 21.9% to 40%, and to establish the means by which it may acquire a majority interest in Bowen in the future, and Bowen and the Bowen Shareholders desire such result;

              NOW THEREFORE, in consideration of the premises and other covenants and conditions contained herein, the parties hereby agree as follows:


                                    ARTICLE I

                             THE INVESTMENT PROCESS

       1.1 WPS Ltd.'s Initial Investment in Bowen. Upon the terms and subject to the conditions contained herein, and in reliance upon the representations, warranties and agreements contained herein, Bowen and the Bowen Shareholders, as the case may be, hereby agree to convey, transfer, assign and deliver to WPS Ltd., and WPS Ltd. hereby agrees to acquire from Bowen, on or before June 30, 1999 (the "Closing Date"), such amounts of ordinary shares of Bowen ("Ordinary Shares"), cumulative preference shares of Bowen ("Preference Shares") and partner preferred shares ("Partner Preferred Shares" and, together with the Ordinary Shares and Preference Shares, the "Bowen Shares") for the purchase prices set forth below. (All dollar amounts in this Agreement refer to United States Dollars.)

              (a) The 5% Purchase. Bowen shall issue to WPS Ltd., and WPS Ltd. shall acquire, 66,316 new Ordinary Shares constituting an additional 5% of Bowen, for a purchase price of $4 per new Ordinary Share or an aggregate purchase price of $265,264 (the "5% Purchase").

              (b) The 37.05% Purchase. Immediately following the closing of the 5% Purchase, Bowen shall issue to WPS Ltd., and WPS Ltd. shall acquire, 42,757 Ordinary Shares for a cash purchase price per new Ordinary Share equal to the Third Party Price (an aggregate value of $234,736). As a result of the foregoing transaction (the "37.05% Purchase"), WPS Ltd. shall own 37.05%, in the aggregate, of the then issued and outstanding Bowen Shares.

              (c) The Partner Preferred Purchase. Immediately following the closing of the 37.05% Purchase, the Bowen Shareholders shall transfer to WPS Ltd. all of the 125,000 Partner Preferred Shares then issued and outstanding, having an agreed cash value of $125,000, in exchange for the issuance by WPS Ltd. to the Bowen Shareholders of 11,585 common shares of WPS Ltd., par value $0.001 per share ("WPS Shares"), having an agreed value of $10.79 per WPS Share (such exchange shall be referred to as the "Partner Preferred Purchase"). Upon the closing of the Partner Preferred Purchase, Bowen shall cancel the Partner Preferred Shares.

              (d) The 40% Purchase. Immediately following the closing of the Partner Preferred Purchase, the Bowen Shareholders, on a pro rata basis, shall transfer to WPS Ltd. 31,807 Ordinary Shares owned by them in exchange for the issuance by WPS Ltd. of 16,184 WPS Shares, whereupon WPS Ltd. shall own, in the aggregate, 40% of the then-issued and outstanding Bowen Shares.

       1.2    Majority Interest Option.

              (a) WPS Ltd. shall have the option (the "Majority Interest Option") to purchase from Bowen, or from the Bowen Shareholders and other shareholders, as the Bowen Shareholders may decide, such number of Ordinary Shares as shall cause WPS Ltd. to own, following such purchase, 50.1% of Bowen's issued and outstanding Ordinary Shares at the time of exercise of the Majority Option (the "Majority Shares"). The Majority Option shall be exercisable at any time during the period commencing on the fifth anniversary of the Closing Date and ending at the close of business on the tenth anniversary of the Closing Date (the "Option Period").

              (b) WPS Ltd. shall provide written notice to Bowen and the Bowen Shareholders of its election to exercise the Majority Option. The closing of the Majority Option shall occur within 30 days after such notice. At the closing of the Majority

Option, WPS Ltd. shall pay to Bowen or the Bowen Shareholders a purchase price per Majority Share acquired equal to the greater of $10 million or 15 times Bowen's then most recent trailing four quarters' earnings, after taxes, divided by the total number of Ordinary Shares issued and outstanding prior to the exercise of the Majority Option.

       1.3    Minority Put.

              (a) In the event that WPS Ltd. shall exercise the Majority Option, the Bowen Shareholders shall have the option to put their remaining shares in Bowen to WPS Ltd. (the "Minority Put"). The Minority Put shall be exercisable during the portion, if any, of the Option Period remaining following the closing of the Majority Option.

              (b) The Bowen Shareholders shall provide written notice to WPS Ltd. of their election to exercise the Minority Put. The closing of the Minority Put shall occur within 30 days after such notice. At the closing of the Minority Put, WPS Ltd. shall pay to the Bowen Shareholders a purchase price per Minority Share of 15 times Bowen's most recent trailing four quarters' earnings, after taxes, divided by the total number of Ordinary Shares issued and outstanding immediately prior to the exercise of the Minority Put (the "Minority Price"). WPS Ltd. shall pay the Minority Price (A) 20% in cash and (B) 80% in WPS Shares, half of which WPS Shares shall vest two years from the date of the closing of the Minority Put and half of which WPS Shares shall vest three years from the date of the closing of the Minority Put. The number of WPS Shares to be used in calculating the Minority Price shall be computed on the date of the Bowen Shareholders' written notice to exercise such Minority Put and shall be based upon either (i) in the event that WPS Shares shall be listed for trading on a recognized national or international exchange at the time of the closing of the Minority Put, the average daily mid bid-offer price per WPS Share taken over the most recent consecutive three-month period, or (ii) in the event the WPS Shares are not so listed, 6.11 times trailing four quarters' earnings, after taxes, of WPS Ltd.

                                    ARTICLE 2

                     REPRESENTATIONS AND WARRANTIES OF BOWEN

              Bowen hereby represents and warrants to WPS Ltd. as follows:

       2.1 Authority; Ownership of Shares. Bowen has all necessary power and authority to enter into, deliver and carry out its obligations hereunder. This Agreement is the legal, valid and binding obligation of Bowen, enforceable against Bowen in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditors' rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity.

       2.2 No Brokers; No Agreements to Sell. Bowen does not have any written or oral agreement, arrangement or understanding with any person which could result in the obligation of WPS Ltd. to pay any finder's fee, brokerage commission or similar payment in connection with any of the transactions contemplated hereunder. Except in connection with this Agreement, Bowen does not have any obligation, absolute or contingent, to any other person to sell any Bowen Shares or to enter into any agreement with respect thereto.

       2.3 No Conflict or Vio1ation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of or a conflict with the organizational documents of Bowen.

       2.4 Organization of Bowen. Bowen is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has full corporate power and authority to own, lease and operate its assets and properties.

       2.5 Capitalization. All of the issued and outstanding shares of Bowen have been duly authorized and are validly issued, fully paid and non-assessable. There are no subscriptions, options, warrants, calls, commitments or other rights of any kind outstanding for the purchase of, nor any securities convertible or exchangeable for, Bowen Shares.

       2.6 Absence of Certain Changes or Events. Since December 31, 1998, except as otherwise expressly permitted pursuant to this Agreement, there has not been any material adverse change in the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business, prospects, or operating results of Bowen.

       2.7 Bowen Financial Statements. Bowen's Financial Statements (as defined herein) dated as of December 31, 1998 have been delivered to WPS Ltd. on or before the Closing Date. Bowen's Financial Statements are complete in all material respects and accurately reflect the assets, liabilities and financial condition and results of operations of Bowen, and contain and reflect all necessary adjustments for a fair representation of Bowen's Financial Statements, as of the dates and for the periods covered thereby. For purposes of this Agreement, "Financial Statements" shall mean the audited balance sheet, together with the notes thereto and the related statements of income and statements of stockholders' equity, retained earnings and changes in financial position or cash flows for the 12-month period ended as of the prior fiscal year, together with the notes thereto.

       2.8 Litigation. There is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action, investigation or inquiry pending or threatened or anticipated against Bowen or with respect to any of the transactions contemplated hereby.

       2.9 Misstatements or Omissions. No representations or warranties by Bowen contain or will contain any untrue statement of material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                            OF THE BOWEN SHAREHOLDERS

              Each Bowen Shareholder severally represents and warrants to WPS Ltd. as follows:

       3.1 Authority of Bowen Shareholder; Ownership of Shares: Such Bowen Shareholder has all necessary power and authority to own its Partner Preferred Shares and, as applicable, Ordinary Shares and to enter into, deliver and carry out such Bowen Shareholder's obligations hereunder. This Agreement is the legal, valid and binding obligation of each Bowen Shareholder, enforceable against such Bowen Shareholder in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditors' rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity.

       3.2 No Brokers; No Agreements to Sell. Such Bowen Shareholder has no written or oral agreement, arrangement or understanding with any person which could result in the obligation of WPS Ltd. to pay any finder's fee, brokerage commission or similar payment in connection with any of the transactions contemplated hereunder.

       3.3 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of or a conflict with any contractual or other legal obligation of such Bowen Shareholder.

       3.4 Misstatements or Omissions. No representations or warranties by such Bowen Shareholder contain or will contain any untrue statement of material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF WPS LTD.

       WPS Ltd. represents and warrants to Bowen and the Bowen Shareholders as follows:

       4.1 Authority; Ownership of Shares. WPS Ltd. has all necessary power and authority to enter into, deliver and carry out its obligations hereunder. This Agreement is the legal, valid and binding obligation of WPS Ltd., enforceable against WPS Ltd. in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforceability of contractual obligations and creditors' rights generally and by the application of equitable principles by courts of competent jurisdiction sitting at law or in equity.

     4.2 No Brokers; No Agreements to Sell. WPS Ltd. does not have any written or oral agreement, arrangement or understanding with any person which could result in the obligation of Bowen to pay any finder's fee, brokerage commission or similar payment in connection with any of the transactions contemplated hereunder.

     4.3 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of or a conflict with the organizational documents of WPS Ltd.

     4.4 Organizations of WPS Ltd. WPS Ltd. is duly organized, validly existing and in good standing under the laws of Bermuda and has full corporate power and authority to own, lease and operate its assets and properties.

     4.5 Capitalization. All of the issued and outstanding shares of WPS Ltd. have been duly authorized and are validly issued, fully paid and non-assessable.

     4.6 Absence of Certain Changes or Events. Since December 31, 1998, except as otherwise expressly permitted pursuant to this Agreement, there as not been any material adverse change in the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business, prospects, or operating results of WPS Ltd.

     4.7 WPS Ltd. Financial Statements. WPS Ltd.'s Financial Statements have been delivered to Bowen dated as of December 31, 1998 on or before the Closing Date. WPS Ltd.'s Financial Statements are complete in all material respects and accurately reflect the assets, liabilities and financial condition and results of operations of WPS Ltd. and contain and reflect all necessary adjustments for a fair representation of WPS Ltd.'s Financial Statements, as of the dates and for the periods covered thereby.

     4.8 Litigation. There is no action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, labor dispute, arbitral action, investigation or inquiry pending or threatened or anticipated against WPS Ltd. or with respect to any of the transactions contemplated hereby.

     4.9 Misstatements or Omissions. No representations or warranties by WPS Ltd. contain or will contain any untrue statement of material fact, or omit or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

                                   ARTICLE 5

                                   COVENANTS

     5.1 No Dilution. Prior to the commencement of the Option Period, Bowen shall not issue any Bowen Shares without the prior written consent of WPS Ltd. In the event that Bowen desires to issue any Bowen Shares during the Option Period prior to WPS Ltd.'s exercise of the Majority Interest Option, (a) Bowen shall give WPS Ltd. written notice of its intention to issue Bowen Shares, and
(b) WPS Ltd. shall notify Bowen within 30 days of receipt of such notice of its consent to such issuance of Bowen Shares or WPS Ltd.'s intent to exercise the Majority Interest Option in accordance with Section 1.2 hereof.

     5.2 No Sale of Assets. At any time during which WPS Ltd. owns 10% or more, in the aggregate, of Bowen (irrespective of the nature of such ownership) and prior to the commencement of the Option Period, neither Bowen nor any Bowen Shareholder shall sell, pledge or transfer, and neither Bowen nor any Bowen Shareholder shall enter into any agreement to sell, pledge or transfer, any asset of Bowen without the prior written consent of WPS Ltd.

     5.3 Restrictions on Transfer of Shares. Prior to the commencement of the Option Period and so long as WPS Ltd. owns more than 10% in aggregate of Bowen (irrespective of the nature of such ownership), neither Bowen nor any Bowen Shareholder shall enter into any agreement to sell, pledge or transfer, any of their Bowen Shares without the prior written consent of WPS Ltd. (other than internal transfers among or between Bowen Shareholders). During the same such period, WPS Ltd. shall not sell, pledge, or transfer any of its shares in Bowen without the prior written consent of the Bowen Shareholders, except in the case of a transfer from WPS Ltd. to one of its affiliates, in which case consent is not required.

                                   ARTICLE 6

                       REPURCHASE/RIGHTS OF FIRST REFUSAL

     6.1 Change of Control. In the event of a Change of Control (as defined herein) of WPS Ltd.:

          (a) Bowen shall have the right to repurchase from WPS Ltd. the Bowen Shares then owned by WPS Ltd. at the fair market value thereof; the closing of which repurchase shall occur within 90 days after such Change of Control; and

          (b) All unvested WPS Shares owned by Bowen and the Bowen Shareholders, if any, shall be deemed to be fully vested as of the date of such Change of Control.

For purposes of this Agreement, a "Change of Control" shall be deemed to occur at any time in which (i) the shareholders of WPS Ltd. as of the date hereof, together with employees of WPS Ltd. or its affiliates, own less than 40% of the issued and outstanding WPS Shares, or (ii) the Board of Directors of WPS Ltd. shall have determined, based upon its review of any substantial transfer of shares, that an effective change in control has occurred, irrespective of the percentage ownership of shares. The Board of Directors of WPS Ltd. shall conduct such a review in each instance of a substantial transfer of WPS Shares.

     6.2  Rights of First Refusal.

          (a) Bowen Right of First Refusal. In the event that WPS Ltd. proposes to sell any of the Bowen Shares that it owns, at a time when WPS Ltd. owns less than 50% of the issued and outstanding Bowen Shares, then Bowen shall have the right of first refusal to purchase all, but not less than all, of the Bowen Shares that WPS Ltd. proposes to sell (the "Bowen Right of First Refusal"). WPS Ltd. shall provide written notice to Bowen and the Bowen Shareholders of any proposed sale of Bowen Shares subject to the Bowen Right of First Refusal (the "Notice of Sale"). Within 10 days after the Notice of Sale, Bowen shall notify WPS Ltd. and the Bowen Shareholders of its decision to exercise or decline to exercise the Bowen Right of First Refusal (the "Bowen Determination"). Any exercise of the Bowen Right of First Refusal shall occur within 30 days after the Notice of Sale.

          (b) Bowen Shareholders' Right of First Refusal. In the event that Bowen declines to exercise the Bowen Right of First Refusal, the Bowen Shareholders shall have a subsequent right of first refusal to purchase all, but not less than all, of the Bowen Shares specified in the Notice of Sale (the "Bowen Shareholders' Right of First Refusal"). Within 10 days after the Bowen Determination, the Bowen Shareholders shall notify WPS Ltd. and Bowen of the Bowen Shareholders' decision to exercise or decline to exercise the Bowen Shareholders' Right of First Refusal (the "Bowen Shareholders' Determination"). Any exercise of the Bowen Shareholders' Right of First Refusal shall occur within 40 days after the Notice of Sale. In the event the Bowen Shareholders decline to exercise the Bowen Shareholders' Right of First Refusal, WPS Ltd. thereafter may sell the Bowen Shares specified in the Notice of Sale at its discretion.

          (c) Purchase Price. The purchase price of the Bowen Shares in the case of any exercise of the Bowen Right of First Refusal or the Bowen Shareholders' Right of First Refusal shall be based upon the earnings multiple used by WPS Ltd. for its then most recent internal transactions involving WPS Shares.

                                   ARTICLE 7

                             LOCATION AND MANAGEMENT

          7.1  Name.     As long as WPS Ltd. owns less than 50% of Bowen, Bowen
shall continue to be known as "Bowen Asia Limited".

          7.2 Representative Offices. WPS Ltd., in its sole discretion, may establish a representative office in Hong Kong and/or in other parts of Asia, including without limitation Japan, Australasia, China, and the Indian sub-continent (collectively, the "Pacific"). As long as Bowen continues to perform in a satisfactory manner, in the sole judgment of WPS Ltd., all representative offices and symbiotic marketing appointments which may be established by WPS Ltd. in the Pacific shall be managed through Bowen; provided that the foregoing does not grant exclusivity to Bowen nor preclude WPS Ltd. from working with any other party or parties in or with respect to the Pacific.

          7.3  Board Membership and Representation.    As long as WPS Ltd. owns
Bowen Shares:

               (a)  WPS Ltd. Membership.

                    (i) The Board of Directors of Bowen shall include membership by two representatives of the WPS Ltd. group of companies; one such representative to be nominated by W.P. Stewart Asset Management, Ltd., including any successor thereto ("WPSAM"), and the other representative to be nominated by W.P. Stewart Global Management Ltd., including any successor thereto ("WPSGM"); and

                    (ii) The Compensation Committee of Bowen shall include one representative of WPS Ltd..

               (b)  Bowen Membership.

                    (i) The Board of Directors of each of WPSAM and WPSGM shall include membership by a representative of Bowen; and

                    (ii) The Global Research Committee and the Representation Committee of each of WPSAM and WPSGM shall include one representative of Bowen.

                                   ARTICLE 8

                                  COMPENSATION

     8.1 Employee Compensation. The Bowen compensation committee, which shall include a representative of WPS Ltd., shall determine all matters relating to compensation for Bowen personnel.

     8.2 Compensation Pool. The annual operating profits of Bowen, after operating expenses and before taxes, will be apportioned to Bowen's compensation pool, dividends and reserves as follows:

          (a) Except as provided in this subsection, Bowen shall not make any distributions, nor pay any dividends, to any shareholders of Bowen for the first three years following the Closing Date. Instead, during such period all of the operating income of Bowen shall be applied towards compensation and the accumulation of reserves in Bowen, up to a maximum of an aggregate of $2.5 million in each such year. Any operating income of Bowen in excess of $2.5 million in any such year shall be distributed to shareholders of Bowen as dividends.

          (b) At such time as the annual operating income of Bowen reaches $10 million, Bowen shall cause its level of compensation (as a percent of operating profit before compensation and taxes) ("Compensation Level") for employees of Bowen to equal the Compensation Level for employees of WPS Ltd.

     8.3 Bowen Solicitation Agreement. The 1996 solicitation agreement between WPS Ltd. and Bowen shall remain in full force and effect.

                                   ARTICLE 9

                     CONDITIONS TO THE OBLIGATIONS OF BOWEN

          The obligations of Bowen hereunder are subject in the discretion of Bowen, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

     9.1 Representations, Warranties and Covenants. All representations and warranties of WPS Ltd. contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and WPS Ltd. shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

     9.2 Corporate Documents. Bowen shall have received from WPS Ltd. copies of the Memorandum of Association and Bye-Laws of WPS Ltd. as in effect on the Closing Date, in each case certified to be true and complete by the corporate secretary of WPS Ltd.

                                   ARTICLE 10

                          CONDITIONS TO THE OBLIGATIONS
                            OF THE BOWEN SHAREHOLDERS

              The obligations of the Bowen Shareholders hereunder are subject in the discretion of the Bowen Shareholders, to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

       10.1 Representations, Warranties and Covenants. All representations and warranties of WPS Ltd. contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and WPS Ltd. shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

       10.2 Corporate Documents. Bowen shall have received from WPS Ltd. copies of the Memorandum of Association and Bye-Laws of WPS Ltd. as in effect on the Closing Date, in each case certified to be true and complete by the corporate secretary of WPS Ltd.

                                   ARTICLE 11

                    CONDITIONS TO THE OBLIGATIONS OF WPS LTD.

              The obligations of WPS Ltd. hereunder are subject in the discretion of WPS Ltd., to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

       11.1 Representations, Warranties and Covenants. All representations and warranties of each of Bowen and the Bowen Shareholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and each of Bowen and the Bowen Shareholders shall have performed in all material respects all agreements and covenants required hereby to be performed by it or them prior to or on the Closing Date.

       11.2 Corporate Documents. WPS Ltd. shall have received from Bowen copies of the organizational documents of Bowen as in effect on the Closing Date, in each case certified to be true and complete by the corporate secretary of Bowen.

                                   ARTICLE 12

                                  MISCELLANEOUS

       12.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by written agreement of WPS Ltd. and Bowen.

       12.2 Consideration. Part of the transactions herein may be settled by payment of fully vested WPS Ltd. shares at $10.79 per share. The Bowen Shareholders shall have the right to negotiate to purchase vesting shares of WPS Ltd. at a price of 6.11 times trailing four-quarter earnings of WPS Ltd.

       12.3 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier or by facsimile transmission or mailed by certified mail, postage prepaid, return receipt requested, as follows:

              (a)    If to Bowen, to:

                     Bowen Asia Limited
                     1008A, Shui On Centre
                     6-8 Harbour Road
                     Hong Kong
                     Attention: Charles G.R. Target
                     Telephone:  +852-2845-0956
                     Facsimile:  +852-2845-0931

              (b)    If to WPS Ltd., to:

                     W.P. Stewart & Co., Ltd.
                     Trinity Hall, 43 Cedar Avenue
                     P.O. Box 2905
                     Hamilton HM LX
                     Bermuda
                     Attention: Managing Director
                     Telephone:  +441-295-8585
                     Facsimile:  +441-296-6823

       12.4 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of Bermuda, other than conflict of laws provisions thereof.

       12.5 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any written or oral agreement between the parties relating thereto. This Agreement may be modified only by a written document signed by both of the parties hereto.

       12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

       12.7 Severability. If any one or more provisions of this Agreement shall be declared illegal or unenforceable under any law, rule or regulation of any federal, state, local or other government, or any agency or bureau thereof, having jurisdiction over any of the parties hereto, such illegality or unenforceability shall not affect the validity and enforceability of the other provisions hereof, and the parties shall use reasonable efforts to modify this Agreement, to the extent possible, so as to eliminate such invalidity.

                                                     continued on following page

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their behalf by their respective officers thereunto duly authorized, as of the day and year first above written.


                                           W.P. STEWART & CO., LTD.


                                           By: /s/ John Russell
                                              ---------------------------
                                                 Name: John Russell

                                           Title:  Managing Director
                                                 ------------------------


                                           BOWEN ASIA LIMITED


                                           By: /s/ LISA STEWART
                                              ---------------------------
                                                 Name: Lisa Stewart

                                           Title:  Director
                                                 ------------------------


                                           "BOWEN SHAREHOLDERS"

                                           By: /s/ LISA M. STEWART
                                              ---------------------------
                                                 LISA M. STEWART

                                           By: /s/ CHARLES G.R. TARGET
                                              ---------------------------
                                                 CHARLES G.R. TARGET

                                           By: /s/ CELINA LIN
                                              ---------------------------
                                                 CELINA LIN

                                           By: /s/ NAOKO TAKEMURA
                                              ---------------------------
                                                 NAOKO TAKEMURA